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Exhibit 21.1

Health Net, Inc. (DE)(95-4288333)
(All Subsidiaries wholly owned unless otherwise indicated)

•
Health Net of California, Inc. (CA)(95-4402957)
•
Health Net Life Insurance Company (CA)(94-1555551)
•
Health Net of the Northeast, Inc. (DE)(06-1116976)
•
FOHP, Inc. (NJ)(22-3314813)
•
Physician Health Services of New Jersey, Inc. (NJ)(22-3241303)
•
First Option Health Plan of Pennsylvania, Inc. (PA)(52-1935749)
•
FOHP Agency, Inc. (NJ)(22-3409934)
  •
  Physicians Health Services (Bermuda) Ltd. (Bermuda)(98-0153069)
  •
  Physicians Health Services of Connecticut, Inc. (CT)(06-1084283)
  •
  Physicians Health Services of New York, Inc. (NY)(06-1174953)
  •
  Physicians Health Services Insurance of New York, Inc. (NY)(13-3584296)
  •
  Physicians Health Insurance Services, Inc. (CT)(06-1254380)
  •
  PHS Insurance of Connecticut, Inc. (CT)(06-1434898)
  •
  PHS Real Estate, Inc. (DE)(06-1467640)
  •
  PHS Real Estate II, Inc. (DE)(06-1459019)
•
QualMed, Inc. (DE)(84-1175468)
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QualMed Plans for Health of Colorado, Inc. (CO)(84-0975985)
•
San Luis Valley Physicians Service Corp., Limited (CO)(84-0983782)*
  •
  Health Net Health Plan of Oregon, Inc. (OR)(93-1004034)
•
FHS Life Holdings Company Inc. (DE)(86-0948528)
•
Foundation Health Systems Life & Health Insurance Company (CA)(73-0654885)
•
HSI Eastern Holdings, Inc. (PA)(23-2424663)
•
Greater Atlantic Health Service, Inc. (DE)(23-2632680)
•
QualMed Plans for Health, Inc. (PA)(23-2348627)
•
Greater Atlantic Preferred Plus, Inc. (PA)(23-2665783)
•
Employ Better Care, Inc. (PA) (23-2697017)
•
HSI Advantage Health Holdings, Inc. (DE)(23-2867299)
•
QualMed Plans for Health of Ohio and West Virginia, Inc. (OH)(25-1803681)
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QualMed Plans for Health of Western Pennsylvania, Inc. (PA)(23-2867300)
•
Pennsylvania Health Care Plan, Inc. (PA)(25-1516632)
•
FH-Arizona Surgery Centers, Inc. (AZ)(86-0836312)
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FH Surgery Limited, Inc. (CA)(68-0390434)
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FH Surgery Centers, Inc. (CA)(68-0390435)
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Foundation Health Facilities, Inc. (CA)(68-0390-438)
•
FH Assurance Company (Cayman Islands)(98-0150604)

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Foundation Health Warehouse Company (CA)(68-0357852)
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Memorial Hospital of Gardena, Inc. (CA)(33-0466850)
•
East Los Angeles Doctors Hospital, Inc. (CA)(95-3275451)
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Foundation Health Vision Services, (dba AVP Vision Plans) (CA)(77-0067022)
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DentiCare of California, Inc. (CA)(94-2197624)
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Managed Alternative Care, Inc. (CA)(95-4205929)
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American VitalCare, Inc. (CA)(22-2646452)
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Health Net Federal Services, Inc. (DE)(68-0214809)
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Health Net Federal Services of Hawaii, Inc. (HI)(99-0240224)
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Health Net Pharmaceutical Services (CA)(68-0295375
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Intercare, Inc. (AZ)(86-0660443)
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Health Net of Arizona, Inc. (AZ)(36-3097810)
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Interlease of Arizona, Inc. (AZ)(86-0520686)
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Managed Health Network, Inc. (DE)(95-4117722)
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Health Management Center, Inc. of Wisconsin (WI)(39-1528989)
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HMC PPO, Inc. (MA)(04-3237484)
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Managed Health Network (CA)(95-3817988)
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MHN Reinsurance Company of Arizona (AZ)(95-4361727)
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MHN Services (CA)(95-4146179)
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MHN Services IPA, Inc. (NY)(13-4027559)
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Employer & Occupational Services Group, Inc. (CA)(33-0854987)
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EOS Managed Care Services, Inc. (CA)(68-0303353)
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EOS Claims Services, Inc. (CA)(68-0165539)
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EOS Employment Services, Inc. (DE)(94-3037822)
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CompAmerica, Inc. (DE)
•
Gem Holding Corporation (UT)(87-0445881)
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Gem Insurance Company (UT)(87-0451573)
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National Pharmacy Services, Inc. (DE)(84-1301249)
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Integrated Pharmacy Systems, Inc. (PA)(23-2789453)**
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QualMed Plans for Health of Pennsylvania, Inc. (PA)(23-2456130)
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Questium, Inc. (DE)(68-0443608)
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MUI (Delaware) Shell, Inc. (DE)

*
A limited partnership in which QualMed Plans for Health of Colorado, Inc. is an 83.4% limited partner.
**
National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.

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Exhibit 21.1